Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

1. That it previously has filed a registration statement on Form F-6 (Registration No. 333-148514), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for the shares represented by the American Depositary Shares and the name of the issuer of such shares; and

2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                          CITIBANK, N.A., as Depositary


                                          By: /s/ Thomas Crane
                                              ----------------------------------
                                              Name:   Thomas Crane
                                              Title:  Vice President